Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Experts" and to the use in this Amendment No. 9 to Registration Statement (Form F-1) No. 333-166793 of our report dated August 3, 2010, except for Notes 10 and 18 as to which the date is September 3, 2010, relating to the financial statements and financial statement schedule of Velti plc included in such Amendment No. 9 to the Registration Statement and related Prospectus.

/s/ Baker Tilly Virchow Krause LLP
Minneapolis, Minnesota
January 26, 2011